UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2018

Allyme Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55738	81-4679-61
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

506 Enterprise Ave Kitimat BC Canada	V8C 2E2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (778) 888-2886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.01 Changes in Control of Registrant.

On April 7, 2018, Zilin Wang transferred all of his 6,000,000 shares of Common Stock of the Company to Chunxia Jiang in a private transaction. The shares represented 92.3% of the issued and outstanding shares of the Company and thereby constituted a change of control of the Company. Simultaneously, Mr. Wang resigned all of his positions with the Company which were immediately assumed by Ms. Jiang (see Item 5.02, below).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On April 7, 2017, the Company received the resignation of Zilin Wang as Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and a director of the Company with immediate effect. The reason for Mr. Wang’s resignation was to pursue other interests. The Board of Directors has accepted Mr. Wang’s resignation and immediately appointed Chunxia Jiang as Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and a director of the Company with immediate effect to serve until the next election of directors or her resignation or removal.

The following is a biography of Chunxia Jiang:

Chunxia Jiang (56). For over five years, Ms. Jiang has served as the manager of the Kitimat Hotel in Kitimat, B.C., Canada. In addition, for the past twenty years, she has been engaged on a self-employed basis as a business and financial consultant, together with an associate network, with a wide-range of both publicly-reporting and private companies. She graduated with a four-year degree from university in Beijing, China and has resided and worked in Canada since 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allyme Holdings, Inc.

By:	/s/ Chunxia Jiang
Name:	Chunxia Jiang
Title:	President

Dated: May 11, 2017